Exhibit 99.1

Westwood Holdings Group, Inc. to Present at

William Blair Emerging Growth Stock Conference

Announces Preliminary Assets Under Management of $9.5 Billion as of September 30, 2009

Dallas, October 2, 2009 – Westwood Holdings Group, Inc. (NYSE: WHG) today announced that President & Chief Executive Officer, Brian O. Casey, and Chairman & Chief Investment Officer, Susan M. Byrne, will present at the 2009 William Blair & Co. Emerging Growth Stock Conference at the Waldorf-Astoria Hotel in New York City. The Company’s presentation is scheduled for 2:45 p.m. Eastern Time on Tuesday, October 6, 2009.

A slide presentation and live audio webcast of the event will be accessible on the Company’s website at www.westwoodgroup.com on the Events & Webcasts page of the Investor Relations section. An archived replay of the presentation will be available shortly after the live presentation concludes.

Westwood also announced preliminary assets under management of $9.5 billion as of September 30, 2009, a 16% sequential increase compared to assets under management of $8.2 billion at June 30, 2009 and a 32% increase compared to assets under management of $7.2 billion at December 31, 2008. This is a preliminary estimate of assets under management and is subject to final reconciliations. Final assets under management will be announced on October 22, 2009 when the Company releases third quarter 2009 financial results.

About Westwood

Westwood Holdings Group, Inc. manages investment assets and provides services for its clients through two subsidiaries, Westwood Management Corp. and Westwood Trust. Westwood Management Corp. is a registered investment advisor and provides investment advisory services to corporate and public retirement plans, endowments, foundations, the WHG Funds, other mutual funds and clients of Westwood Trust. Westwood Trust provides trust services and participation in common trust funds that it sponsors to institutions and high net worth individuals. Westwood Holdings Group, Inc. trades on the New York Stock Exchange under the symbol “WHG.”

For more information on Westwood, please visit Westwood’s website at

www.westwoodgroup.com.

For more information on the WHG Funds, please visit the Funds’ website at

www.whgfunds.com.

Note on Forward-looking Statements

Statements in this press release that are not purely historical facts, including statements about our expected future financial position, preliminary estimates, results of operations or cash flows, as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “should,” “could,” “goal,” “target,” “designed,” “on track,” “comfortable with,” “optimistic” and other similar expressions, constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results and the timing of some events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors, including, without limitation: our ability to identify and successfully market services that appeal to our customers; the significant concentration of our revenues in four of our customers; our relationships with investment consulting firms; our relationships with current and potential customers; our ability to retain qualified personnel; our ability to successfully develop and market new asset classes; our ability to maintain our fee structure in light of competitive fee pressures; our ability to realize potential performance-based advisory fees; competition in the marketplace; downturns in the financial markets; the passage of legislation adversely affecting the financial services industries; interest rates; changes in our effective tax rate; our ability to maintain an effective system of internal controls; and the other risks detailed from time to time in Westwood’s SEC filings, including but not limited to, its annual report on Form 10-K for the year ended December 31, 2008 and its quarterly report on Form 10-Q for the three month periods ended March 31, 2009 and June 30, 2009. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by law, Westwood is not obligated to release publicly any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

SOURCE: Westwood Holdings Group, Inc.

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(WHG-G)

CONTACT:

Westwood Holdings Group, Inc.

Bill Hardcastle

(214) 756-6900